UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2020

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
In connection with the intended offering (the “Offering”) of up to $250,000,000 aggregate principal amount of Senior Secured Notes due 2025 (the “New Notes”) by Century Aluminum Company (the “Company”) and the commencement of a cash tender offer for any and all of the Company’s outstanding 7.500% Senior Secured Notes due 2021 (the “Existing Notes”) as further described below, on June 17, 2020 the Company entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), by and among the Company, certain subsidiaries of the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as the agent for the lenders. The Amendment provides that, among other things, upon the closing of the issuance of the New Notes, the maturity date for borrowings under the Loan Agreement will be the earlier of (i) May 16, 2023 and (ii) the date that is six (6) months prior to the stated maturity of the New Notes.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 8.01.    Other Events.
New Notes Offering and Concurrent Tender Offer
On June 18, 2020, the Company announced its intention to offer, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), up to $250,000,000 aggregate principal amount of New Notes. Concurrently, the Company announced the commencement of a cash tender offer for any and all of its outstanding Existing Notes (the “Tender Offer”), which will be financed with the gross proceeds received from the offering of the New Notes (the “Notes Offering”). Copies of the press releases announcing the Notes Offering and the Tender Offer are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.
The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the New Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
10.1
Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of June 17, 2020, by and among the Company, certain subsidiaries of the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as the agent for the lenders.

99.1	Press release dated June 18, 2020 (Notes Offering)
99.2	Press release dated June 18, 2020 (Tender Offer)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	June 18, 2020	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, Chief Operating Officer and General Counsel